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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements on Form S-8 pertaining to:

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  the Italian Employees Warrant Program (No. 333-87743);

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  the 1998 Nonstatutory Stock Option Plan (No. 333-87739);

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  the 1997 Incentive and Nonstatutory Stock Option Plan (Nos. 333-87735, 333-47896 and 333-81956);

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  the 2000 MRV Communications, Inc. Stock Option Plan for Employees of Optronics International Corp. (No. 333-47898);

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  the 2000 MRV Communications, Inc. Stock Option Plan for Employees of Astroterra Corporation (No. 333-47900);

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  the 2001 MRV Communications, Inc. Stock Option Plan For Employees Of Appointech, Inc. (No. 333-71180);

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  the MRV Communications, Inc. 2002 International Stock Option Plan (No. 333-81954);

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  the MRV Communications, Inc. 2002 Nonstatutory Stock Option Plan for Employees Of LuminentOIC, Inc. (No. 333-81958);

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  the LuminentOIC Inc. Amended and Restated 2000 Stock Option Plan (No. 333-81950); and

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  the Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan (Nos. 333-107109 and 333-129364)

of our report dated March 16, 2010, except for Notes 1, 3 and 21, as to which the date is April 6, 2010, with respect to the consolidated financial statements of MRV Communications, Inc., and our report dated March 16, 2010, except for the effects of the material weakness described in the fifth paragraph, as to which the date is April 6, 2010 with respect to the effectiveness of internal control over financial reporting of MRV Communications, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2009.

                      /s/ Ernst & Young LLP

Los Angeles, California

April 6, 2010

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM